NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK

                                       OF
                           CONTROL DATA SYSTEMS, INC.

THIS NOTICE OF GUARANTEED DELIVERY OR ONE SUBSTANTIALLY EQUIVALENT HERETO MUST BE USED TO ACCEPT THE OFFER (AS DEFINED BELOW) IF CERTIFICATES REPRESENTING SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE (THE "SHARES"), OF CONTROL DATA SYSTEMS, INC., A DELAWARE CORPORATION (THE "COMPANY"), ARE NOT IMMEDIATELY AVAILABLE OR TIME WILL NOT PERMIT ALL REQUIRED DOCUMENTS TO REACH THE BANK OF NEW YORK (THE "DEPOSITARY") ON OR PRIOR TO THE EXPIRATION DATE (AS DEFINED IN THE OFFER TO PURCHASE), OR THE PROCEDURES FOR DELIVERY BY BOOK-ENTRY TRANSFER CANNOT BE COMPLETED ON A TIMELY BASIS. THIS NOTICE OF GUARANTEED DELIVERY MAY BE DELIVERED BY HAND OR SENT BY FACSIMILE TRANSMISSION OR MAIL TO THE DEPOSITARY. SEE SECTION 3 OF THE OFFER TO PURCHASE.

                       The Depositary for the Offer is:

                             THE BANK OF NEW YORK


      By Mail:                    By Facsimile             By Hand or Overnight Courier:
 The Bank of New York            Transmission:                The Bank of New York
   Tender & Exchange             (for Eligible                  Tender & Exchange
       Department              Institutions Only)                  Department
     P.O. Box 11248              (212) 815-6213                101 Barclay Street
 Church Street Station                                         Receive and Deliver
  New York, New York       For Confirmation Telephone:               Window
        10286-1248               (800) 507-9357                New York, NY 10286


     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS  NOTICE  OF  GUARANTEED  DELIVERY  IS  NOT  TO BE  USED  TO  GUARANTEE
SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

     Ladies and Gentlemen:

     The undersigned hereby tenders to CDSI Acquisition Corp., a Delaware corporation (the "Purchaser"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated July 15, 1997 (the "Offer to Purchase"), and in the related Letter of Transmittal (which together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in
Section 3 of the Offer to Purchase.

Number of Shares: ______________________________________________________________

Certificate No(s). (if available): _____________________________________________

If Share(s) will be tendered by book-entry transfer, check one box.

  [ ] The Depository Trust Company

  [ ] Philadelphia Depository Trust Company

Name(s) of Record Holder(s): ___________________________________________________

Address(es): ___________________________________________________________________

Area Code and Telephone Number(s): _____________________________________________

Signature(s): __________________________________________________________________

                     THE GUARANTEE BELOW MUST BE COMPLETED

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, hereby (1) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (2) guarantees to deliver to the Depositary, at one of its addresses set forth above, the certificates representing all tendered Shares, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of book-entry transfer of Shares, an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal within three Nasdaq National Market trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm: ___________________________  _____________________________________
                                                  Authorized Signature

Address: ________________________________
                                           Name:________________________________
_________________________________________
                                           Title:_______________________________
Area Code and
Telephone No.: __________________________
                                           Date: _______________________________

NOTE: DO NOT SEND SHARE CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.